FIFTEENTH AMENDMENT

TO

GENERAL AGENT SALES AGREEMENT

This FIFTEENTH AMENDMENT TO GENERAL AGENT SALES AGREEMENT, dated as of March 24, 2025, is by and between EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA (f/k/a MONY Life Insurance Company of America), an Arizona life insurance company (“Equitable America”), and EQUITABLE NETWORK, LLC (f/k/a AXA Network, LLC), a Delaware limited liability company (“General Agent”).

Equitable America and General Agent hereby modify and amend the General Agent Sales Agreement, dated as of June 6, 2005, between Equitable America and General Agent (as previously amended, the “Sales Agreement”) to (i) amend and restate Schedule 1 of Exhibit A of the Sales Agreement to reflect the additions of the COIL Institutional Series® (Series 162) variable life insurance product and the Term Series 166 fixed life insurance product; and (ii) amend and restate Schedule 2 of Exhibit A of the Sales Agreement to reflect the addition of Guaranteed Growth Strategies® annuities.

Except as modified and amended hereby, the Sales Agreement is in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA		EQUITABLE NETWORK, LLC

By:	/s/ Robin M. Raju	By:	/s/ Frank Massa
Name:	Robin M. Raju	Name:	Frank Massa
Title:	Senior Executive Vice President and Chief Financial Officer	Title:	President and Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED SCHEDULE 1

EFFECTIVE AS OF March 24, 2025

General Agent Compensation for Life Insurance Sales and Servicing

This Amended and Restated Schedule 1 of Exhibit A is effective as of the date set forth above and is attached to and made part of the General Agent Sales Agreement dated June 6, 2005 by and between Equitable Financial Life Insurance Company of America and Equitable Network, LLC.

Compensation to General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Total compensation to General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by Equitable America and, where applicable, fund-based basis points in respect of such policy as more particularly set forth in the following tables:

Commissions on renewals and 2014 and later Sales of Individual Permanent Life Insurance Products (other than Incentive Life Optimizer® III, VUL Optimizer® Series 160, and VUL Optimizer® Series 166):

Type of Premium	Percentage
Equitable America VUL
First policy year up to Target	110.0%
Excess Premiums (Policy Year 1)	4.0%
Renewals[1]	5.0%
Asset Based Trailer	0.0%

Equitable America ISWL
First policy year up to Target	110.0%
Excess Premiums (Policy Year 1)	4.0%
Renewals[1]	4.0%

Group UL
First Policy Year up to Target	110%
Excess Premiums (Policy Year 1)	4.0%
Renewals[1]	4.8%

[1]	Policy Year 2 and later.

Exhibit A

Amended and Restated Schedule 1

Effective as of March 24, 2025

Type of Premium	Percentage
Corporate Owned Life Insurance (COLI)
First Policy Year up to Target	30.8%
Excess Premiums (Policy Year 1)	13.6%
Renewals[2]	15.0%
Asset Based Trailer[2]	0.20%[3]

Bank Owned Life (BOLI)
Single Premium	5.0%
Asset Based Trailer[2]	0.25%[3]

Incentive Life Legacy® II and III, VUL Legacy® Series 160 and VUL Incentive Life ProtectSM Series 164
First Policy Year up to Target	99.0%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5	5.8%
Renewals for Policy Year 6-10	3.8%
Renewals for Policy Year 11+
VUL Incentive Life ProtectSM Series 164	1.9%
Other Listed Products	2.5%

Athena IUL 153
First Policy Year up to Target	99.0%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5	8.0%
Renewals for Policy Year 6+	3.0%

IUL Protect and BrightLife® IUL and SIUL Series
First Policy Year up to Target	99.0%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5	5.0%
Renewals for Policy Year 6-10	3.0%
Renewals for Policy Year 11+
BrightLife® Protect and IUL Protect	1.0%
BrightLife® Grow	2.0%

Equitable Advantage®
Policy Year 1 up to Target	8.5%
Excess Premiums (Policy Year 1)	3.5%
Policy Year 2 up to Target	14.0%
Policy Year 2 Excess Premiums	5.0%
Policy Years 3-5 up to Target	12.75%
Policy Years 3-5 Excess Premiums	5.0%
Policy Years 6-7 up to Target	10.75%
Policy Years 6-7 Excess Premiums	3.0%
Policy Years 8-10	3.0%
Policy Years 11+	2.0%

COIL Institutional Series® (Series 162)
Policy Year 1 up to Target	99.0%
Excess Premiums (Policy Year 1)	1.0%
Renewals for Policy Years 2-7 up to Target	2.5%
Renewals for Policy Years 2-7 Excess Premiums	1.0%
Renewals for Policy Years 8-15 up to Target	1.25%
Renewals for Policy Years 8-15 Excess Premiums	1.0%
Renewals for Policy Years 16+	0.75%

All Other Equitable America Products
First Policy Year up to Target	110.0%
Excess Premiums (Policy Year 1)	4.0%
Renewals[2]	5.0%
Asset Based Trailer	0.0%

[2]	Policy Year 2 and later.
[3]	Based on unloaned policy account value.

Exhibit A

Amended and Restated Schedule 1

Effective as of March 24, 2025

Commissions on renewals and 2014 and later sales of Individual Term Life Insurance Products:

Type of Premium	Percentage
First Policy Year	99.0%
One Year Term Life (Including all Term One and BrightLife Term One Series)	10% (5% for issue ages 80 and above)

Renewals for Simplified Issue Term
Policy Year 2-5
Term 10	0.25%
Term 15	0.25%
Term 20	0.25%

Renewals for Term Series 156
Policy Year 2-5
Term 10	7.0%
Term 15	10.5%
Term 20	14.25%
ART	7.65%
Policy Year 6-10
Term 10	0.0%
Term 15	1.0%
Term 20	1.0%
ART	3.15%

Renewals for Term Series 166
Policy Year 2-5
Term 10	2.75%
Term 15	5.25%
Term 20 and Term 30	7.75%
ART	4.65%
Policy Year 6-10
Term 10	0.0%
Term 15	0.0%

Term 20 and Term 30	0.0%
ART	3.15%

Renewals for Term-in-10SM
Policy Year 2-5
10-year level premium plan	6.5%
15-year level premium plan	9.0%
20-year level premium plan	11.75%

Exhibit A

Amended and Restated Schedule 1

Effective as of March 24, 2025

Commissions on In-force Permanent Life Insurance Products (other than COLI, BOLI, Incentive Life Legacy® II and III, VUL Legacy® Series 160, VUL Incentive Life Protect® Series 164, Incentive Life Optimizer® III, VUL Optimizer® Series 160, VUL Optimizer® Series 166, Athena IUL 153, IUL Protect and BrightLife® IUL and SIUL Series, Equitable Advantage®, and COIL Institutional Series® (Series 162)):

Type of Premium	Percentage
Renewals[4]	5.0%
Asset Based Trailer	0.0%

Commissions on In-force COLI:

Type of Premium	Percentage
Renewals[4]	15.0%
Asset Based Trailer[4]	0.20%[5]

Commissions on In-force BOLI:

Type of Premium	Percentage
Asset Based Trailer[4]	0.25%[5]

Commissions on In-force Term Life Insurance Products:

Type of Premium	Percentage
Renewals[6]	3.0%
Renewals[7]	0.0%

[4]	Policy Year 2 and later.
[5]	Based on unloaned policy account value.
[6]	Applies to policies issued prior to 7/29/02.
[7]	Applies to policies issued on or after 7/29/02 and before 2014.

Exhibit A

Amended and Restated Schedule 1

Effective as of March 24, 2025

Commissions on Incentive Life Optimizer® III, VUL Optimizer® Series 160 and VUL Optimizer® Series 166

Type of Premium	Percentage
Heaped Compensation
First Policy Year up to Target	99.0%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5	5.8%
Renewals for Policy Year 6-10	3.8%
Renewals for Policy Year 11+	2.5%
Asset Based Commissions on Unloaned Account Value (Policy Year 11 et seq.)	10 bps

Semi-Heaped Compensation
First Policy Year up to Target	58.7%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5 (up to Target)	15.0%
Renewals for Policy Year 2-5 (Excess Premiums)	7.0%
Renewals for Policy Year 6-7 (up to Target)	13.0%
Renewals for Policy Year 6-7 (Excess Premiums)	5.0%
Renewals for Policy Year 8-10	2.0%
Renewals for Policy Year 11+	1.5%
Asset Based Commissions on Unloaned Account Value (Policy Year 8 et seq.)	30 bps

Liquidity Rider Compensation (only applies to Incentive Life Optimizer® III, not to VUL Optimizer® Series 160 or VUL Optimizer® Series 166)
First Policy Year up to Target	36.7%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5 (up to Target)	8.0%
Renewals for Policy Year 2-5 (Excess Premiums)	7.0%
Renewals for Policy Year 6-7 (up to Target)	6.0%
Renewals for Policy Year 6-7 (Excess Premiums)	5.0%
Renewals for Policy Year 8-10	2.0%
Renewals for Policy Year 11+	1.5%
Asset Based Commissions on Unloaned Account Value (Policy Year 8 et seq.)	30 bps

EXHIBIT A

AMENDED AND RESTATED SCHEDULE 2

EFFECTIVE AS OF MARCH 24, 2025

General Agent Compensation for Individual Qualified and Non-Qualified Annuity Sales and Servicing

1.	Compensation on Retirement Cornerstone and Structured Capital Strategies annuities:

Type of Consideration	Percentage
First Policy Year	8.5%
Renewal Years	8.5%

2.	Compensation on EQUI-VEST annuities:

Type of Consideration	Percentage
First Policy Year	16.0%
Renewal Years	6.0%

3.	Compensation on Investment Edge annuities:

Type of Consideration	Contribution Based Percentage	Annual Asset Based Percentage
First Policy Year	7.0%	0.45%
Renewal Years	7.0%	0.45%

4.	Compensation on all annuity products designated as ADV (Fee-based) annuities, regardless of product name (unless otherwise specified in this Schedule):

Type of Consideration	Percentage
First Policy Year	1.8%
Renewal Years	1.8%

5.	Compensation on Guaranteed Growth Strategies® annuities:

Fixed Rate Guarantee Period	Contribution Based Percentage
Contract Option 1: 3 Years	2.1%
Contract Option 2: 5 Years	3.2%
Contract Option 3: 7 Years	4.3%

6.	Sales of Structured Capital Strategies and Investment Edge Replacement Policies replacing other Equitable annuities:

Type of Consideration	Contribution Based Percentage	Annual Asset Based Percentage
First Policy Year	2.25% up to Replacement Value; standard compensation, as applicable, on new money	0.45% up to Replacement Value; 0.00% on new money

Renewal Years	2.25% up to Replacement Value (when aggregated with prior contributions); standard compensation, as applicable, on new money	0.45% up to Replacement Value (when aggregated with prior contributions); 0.00% on new money

7.	Sales of Retirement Cornerstone Series E Replacement Policies replacing other Equitable annuities:

Type of Consideration	Annual Asset Based Percentage
First Policy Year	1.0% up to Replacement Value; 0.00% on new money

Renewal Years	1.0% up to Replacement Value (wen aggregated with prior contributions); 0.00% on new money